UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 6, 2023

ATLASSIAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-37651	88-3940934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Bush Street, Floor 13
San Francisco, California 94104
(Address of principal executive offices and Zip Code)
(415) 701-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TEAM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2023, Atlassian Corporation (the “Company”) announced the promotion of Anutthara Bharadwaj as the Company’s President, effective immediately. Ms. Bharadwaj, age 40, is currently the Company’s Chief Operating Officer and has served in this role since August 2021. From January 2014 to July 2021, Ms. Bharadwaj served in multiple roles at the Company, including Vice President of Product, Head of Product, Atlassian Cloud, Head of Product Strategy, Atlassian and Head of Product, Jira. Prior to joining the Company, Ms. Bharadwaj served in various leadership positions at Microsoft Corporation, most recently as Principal Group Program Manager. Ms. Bharadwaj holds a Bachelor of Engineering in Computer Science from R.V. College of Engineering.

There are no arrangements or understandings between Ms. Bharadwaj and any other person pursuant to which Ms. Bharadwaj was promoted as President. There are no family relationships between Ms. Bharadwaj and any of the Company's directors or other executive officers. Ms. Bharadwaj has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASSIAN CORPORATION

Date:	February 6, 2023	By:	/s/ Stan Shepard
Stan Shepard
General Counsel